UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

XPAC ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40686	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 West 46th Street, 30th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 664-0501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	XPAXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	XPAX	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	XPAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On April 25, 2022, XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iii) BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and (iv) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Federative Republic of Brazil (“SuperBac”).

Pursuant to the Business Combination Agreement, the parties thereto have agreed that, on the terms and subject to the conditions set forth therein: (i) prior to the Initial Closing Date (as defined in the Business Combination Agreement), SuperBac will cause to be formed an exempted company incorporated with limited liability in the Cayman Islands (“Newco”) that will join as a party to the Business Combination Agreement, and certain SuperBac shareholders will, directly or indirectly, contribute their SuperBac shares into Newco in exchange for ordinary shares of Newco, (ii) on the Initial Closing Date, XPAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity (the “Initial Merger”), and (iii) on the first business day following the Initial Merger, Merger Sub 2 will merge with and into Newco (the “Acquisition Merger” and together with the Initial Merger, the “Mergers”), with Newco being the surviving entity and becoming a wholly owned subsidiary of PubCo. Pursuant to the transactions contemplated by the Business Combination Agreement, upon completion of the Mergers, SuperBac will become an indirect subsidiary of PubCo, with PubCo indirectly owning no less than ninety-five percent (95%) of the equity interests in SuperBac.

As a result of the Acquisition Merger, among other things: (i) each Class A ordinary share of Newco issued and outstanding will automatically be cancelled and cease to exist in exchange for the right to receive such number or fraction of a newly issued Class A ordinary share of PubCo that is equal to the quotient obtained by dividing the Per Share Merger Equity Consideration Value (as defined in the Business Combination Agreement) by $10.00 (“Share Exchange Ratio”), without interest, subject to rounding, (ii) each Class B ordinary share of Newco issued and outstanding will automatically be cancelled and cease to exist in exchange for the right to receive such number or fraction of a newly issued Class B ordinary share of PubCo that is equal to the Share Exchange Ratio, without interest, subject to rounding, and (iii) each unvested option to purchase shares of SuperBac under the Company ESOPs (as defined in the Business Combination Agreement) shall automatically be vested and, together with each outstanding vested option to purchase shares of SuperBac under the Company ESOPs, all such vested options will be “net exercised” in full and the resultant number of shares of SuperBac will be converted into a number of Class A ordinary shares of PubCo determined in accordance with the quotient obtained by dividing the Per Option Conversion Value (as defined in the Business Combination Agreement) by $10.00.

The Per Share Merger Equity Consideration Value is defined in the Business Combination Agreement and is based on a $10.00 per share price and an Acquisition Closing Equity Value of $316,950,513.46 (to be adjusted downwards by the Company Reorganization Payments, the Sponsor Final Promote Amount, any Excess of Company Transaction Expenses and any Excess of Permitted Indebtedness, each as defined in the Business Combination Agreement, as well as the proportion of SuperBac shareholders that do not contribute their SuperBac shares into Newco).

Upon closing of the business combination as contemplated by the Business Combination Agreement (“Closing”), PubCo is expected to become publicly traded and listed on Nasdaq.

The Mergers and each of the other transactions contemplated by the Business Combination Agreement or any of the other Transaction Documents (as defined in the Business Combination Agreement) (the “Transactions”) have been unanimously approved by XPAC’s board of directors, which has unanimously determined to recommend that the shareholders of XPAC vote to approve the Business Combination Agreement and Transactions. The Mergers and the Transactions have also been approved by SuperBac’s board of directors, and SuperBac will hold a meeting of its shareholders within 20 days of the date hereof to obtain shareholder approval of the Mergers and the Transactions.

PubCo Ownership and Management Following the Business Combination

Upon completion of the business combination (i) the existing shareholders of SuperBac are expected to own approximately 45% of the total share capital of PubCo (which includes approximately 19% to be held by Temasek (being Sommerville Investments B.V., Orjen Investments Pte. Ltd. and any of their respective affiliates), (ii) XPAC’s existing public shareholders are expected to own approximately 44% of the total share capital of PubCo, and (iii) XPAC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) (which is wholly owned by XP Inc.) is expected to own approximately 11% of the total share capital of PubCo, assuming no redemptions from XPAC’s existing public shareholders and assuming no equity or debt financings being entered in connection with the business combination.

In connection with the business combination, PubCo will adopt a dual-class share structure pursuant to which all shareholders of PubCo other than Luiz Chacon, SuperBac’s founder and CEO (together with his controlled shareholding vehicles and permitted transferees, the “Founder”), will receive Class A ordinary shares entitled to one vote per share, and the Founder will receive Class B ordinary shares entitled to 10 votes per share. Assuming no redemptions from XPAC’s existing public shareholders, upon completion of the business combination, the Founder is expected to hold at least a majority of the voting rights in PubCo.

Upon closing of the Mergers, PubCo’s board of directors will consist of seven directors. The initial composition of PubCo’s board of directors will be (i) five individuals to be designated by the Founder (one such director being Luiz Augusto Chacon de Freitas Filho, and at least two such directors being independent directors), and (ii) two individuals to be designated by the Sponsor (one such director being an independent director). PubCo’s memorandum and articles of association that will be in effect upon the closing of the Mergers (the “PubCo Articles”) will provide that the Founder shall have the right to increase the total number of directors on PubCo’s board of directors from seven to nine and to subsequently decrease such number from nine to seven. The PubCo Articles also include rights for the Founder and the Sponsor to appoint specified numbers of directors if their ownership of PubCo shares is above certain specified thresholds. For so long as the Founder owns at least 25% of the voting power of PubCo’s outstanding share capital, the Founder will be entitled to nominate a majority of the designees to PubCo’s board of directors, as set out in the PubCo Articles. The PubCo Articles are contained within an exhibit to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The directors of PubCo will include Luiz Augusto Chacon de Freitas Filho (as Chairman of the board of directors) and other directors to be appointed in due course by the Founder and the Sponsor pursuant to the Business Combination Agreement. PubCo’s executive team upon Closing is expected to be comprised of Luiz Augusto Chacon de Freitas Filho as President and Chief Executive Officer; Mozart Fogaça Júnior as Vice President; Wilson Ernesto da Silva as Chief Financial Officer; and Giuliano Pauli as Operations Director.

Representations and Warranties

The Business Combination Agreement contains representations and warranties given by the parties thereto that are customary for transactions of this nature, including with respect to, among other things (i) corporate matters, including organization, existence and standing, (ii) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary agreements, (iii) consents and no conflict, (iv) compliance with laws, and (v) certain business and financial matters. The representations and warranties of the respective parties to the Business Combination Agreement will not survive the Closing.

Covenants

The Business Combination Agreement includes customary covenants of the parties thereto with respect to operation of their respective businesses prior to Closing. The Business Combination Agreement contains additional covenants of the parties thereto, including, among others: (i) covenants providing that certain of the parties to the Business Combination Agreement shall cooperate with respect to the proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Business Combination Agreement, (ii) covenant of XPAC to convene a meeting of XPAC’s shareholders and to solicit proxies from its shareholders in favor of the approval of the Transaction Proposals (as defined in the Business Combination Agreement), including the Business Combination Agreement, (iii) a covenant providing that the parties to the Business Combination Agreement shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to the Business Combination Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, (iv) covenants providing that certain of the parties to the Business Combination Agreement will not solicit, initiate, submit, facilitate, discuss or negotiate any inquiry, proposal or offer with respect to similar business combination transaction or certain other transactions, (v) a covenant providing that SuperBac shall use commercially reasonable efforts to obtain any required waivers, amendments, prepayments or terminations of certain existing SuperBac indebtedness, and (vi) a covenant providing that XPAC shall use its best efforts to enter into certain private placement financing transactions in an effort to satisfy the Minimum Cash Condition (as defined below).

Conditions to the Consummation of the Transactions

Consummation of the Transactions is subject to customary conditions to Closing, including approval by XPAC’s and SuperBac’s shareholders. The board of directors of SuperBac has approved the Business Combination Agreement and Transactions. SuperBac will hold a meeting of its shareholders within 20 days from the date of the Business Combination for the purposes of seeking the approval of the shareholders of SuperBac for the Business Combination Agreement by the shareholders of SuperBac. The form of notice to the shareholders of SuperBac for the extraordinary general meeting of SuperBac is furnished as Exhibit 99.3 to this Current Report pursuant to Item 7.01 hereof.

The Business Combination Agreement also contains other conditions, including, among others: (i) the absence of any law or governmental order which has the effect of making Closing illegal or which otherwise prevents or prohibits consummation of Closing, (ii) the effectiveness of the Registration Statement, (iii) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and Class A ordinary shares of PubCo to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance, and (iv) material accuracy of representations and warranties, and material compliance with covenants, in the Business Combination Agreement.

In addition, the obligations of SuperBac to consummate the Transactions are subject, among others, to: (i) the condition that the Post-Redemption Trust Account Balance (as defined in the Business Combination Agreement), plus the PIPE Gross Proceeds (as defined in the Business Combination Agreement) (minus any unreimbursed Excess of Company Transaction Expenses (as defined in the Business Combination Agreement)), in each case, to be made available to PubCo at the Acquisition Closing, shall be at least $150,000,000 (the “Minimum Cash Condition”), and (ii) at the Acquisition Closing, XPAC having at least $5,000,001 in tangible net assets after giving effect to the XPAC Share Redemptions (as defined in the Business Combination Agreement).

The Business Combination Agreement provides that, following the date of the Business Combination Agreement, but prior to the Initial Merger Effective Time (as defined in the Business Combination Agreement), (i) one or more investors may agree to make, subject to SuperBac’s reasonable consent, one or more private investments to subscribe for and purchase Class A ordinary shares of PubCo for an aggregate purchase price of up to $220 million at a price per share equal to $10.00 (a form of subscription agreement for any such investment is included as a schedule to the Business Combination Agreement), and (ii) with the prior written consent of SuperBac (which consent may be withheld in its sole and absolute discretion), certain other private investments may be entered into in accordance with the terms set forth in the Business Combination Agreement, in an effort to satisfy the Minimum Cash Condition.

The Transactions are expected to close in the second half of 2022, subject to receipt of the necessary shareholder approval and satisfaction or waiver (if applicable) of the other conditions to Closing referred to above.

Termination

The Business Combination Agreement may be terminated by mutual written consent of XPAC and SuperBac and in certain other circumstances, including, but not limited to if: (i) the closing of the Acquisition Merger shall not have occurred on the 15th business day following the closing of the Initial Merger, (ii) any governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions, (iii) the XPAC shareholders’ approval in connection with the Transaction shall not have been obtained by reason of the failure to obtain the required vote at the XPAC shareholders’ meeting duly convened therefor or at any adjournment or postponement thereof; (iv) there is any breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement, except in certain circumstances detailed in the Business Combination Agreement relating to curable breaches; (v) SuperBac has failed to deliver by the date that is twenty days following the execution and delivery of the Business Combination Agreement, a copy of the Company Minutes (as defined in the Business Combination Agreement) and an executed copy of the Investment Agreement (as defined below), and (vi) the transactions contemplated by the Business Combination Agreement shall not have been consummated on or prior to the 210th day after the date of the Business Combination Agreement (or, if not a business day, the next following business day).

Disclaimer

A copy of the Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties thereto made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties to the Business Combination Agreement and are subject to important qualifications and limitations agreed to by such parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been provided to investors with information regarding its terms. It is not intended to provide any other factual information about XPAC or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by such parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the parties to the Business Combination Agreement that differ from those applicable to XPAC’s investors and security holders. XPAC investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the XPAC’s public disclosures.

Related Agreements

Sponsor Support Agreement

On April 25, 2022, SuperBac, XPAC, PubCo and the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to, and to cause any proprietary investment vehicles (i.e. holding investments in a ‘principal’ or ‘own account’ capacity) of the Sponsor or its affiliates (to the extent permitted by applicable law) to, (a) vote in favor of (i) the Transactions, and (ii) the other Transaction Proposals, (b) waive the anti-dilution rights in respect of XPAC Securities (as defined in the Business Combination Agreement) under Article 17.3 of the XPAC articles of association, (c) appear at the XPAC shareholders’ meeting for purposes of constituting a quorum, (d) vote against any proposals that would impede the Transactions or any other Transaction Proposal, (e) not redeem any XPAC Securities held by the Sponsor or such affiliates, (f) not transfer any XPAC Securities held by the Sponsor or such affiliates prior to the Acquisition Merger, (g) release XPAC, SuperBac and the Acquisition Entities (as defined in the Business Combination Agreement) from all claims in respect of or relating to the period prior to closing of the Acquisition Merger, subject to the provisions and exceptions set forth therein, and (h) agree to a lock-up of its PubCo ordinary shares and PubCo warrants that are held as of closing of the Acquisition Merger, during the period of one year commencing as of the closing of the Acquisition Merger, subject to certain exceptions.

The Sponsor Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference thereto.

Voting and Support Agreement

On April 25, 2022, PubCo, XPAC, SuperBac and certain of the Existing Company Shareholders (as defined in the Business Combination Agreement) entered into a shareholder voting and support agreement (the “Voting and Support Agreement”) pursuant to which, such Existing Company Shareholders, among other things, have agreed to vote to approve the Transactions and such other actions as contemplated in the Business Combination Agreement for which the approval of SuperBac shareholders is required.

The Voting and Support Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and the foregoing description of the Voting and Support Agreement is qualified in its entirety by reference thereto.

Lock-up Agreement

On April 25, 2022, certain of the Existing Company Shareholders entered into a lock-up agreement (the “Lock-up Agreement”), pursuant to which, subject to certain exceptions, and following the closing of the Acquisition Merger: (i) the Founder has agreed to a two-year lock-up period (other than the sale of up to R$70.0 million of ordinary shares of PubCo), (ii) the Sponsor has agreed to a one-year lock-up period, and (iii) substantially all of the other the Existing Company Shareholders have agreed a six-month lock-up period.

In addition, the PubCo Class A ordinary shares issued in connection with the “net exercise” of certain existing SuperBac stock options shall be subject to a three-year lock-up period and subject to forfeiture upon terms substantially equivalent to the vesting and forfeiture provisions that were applicable to the SuperBac stock options.

The Lock-up Agreements is filed as Exhibit 10.3 to this Current Report on Form 8-K and the foregoing description of the Lock-up Agreement is qualified in its entirety by reference thereto.

Investment Agreement

On the business day following the execution and delivery of the Business Combination Agreement, SuperBac and the Existing Company Shareholders will enter into an investment agreement (the “Investment Agreement”), pursuant to which, among other things, (i) all shareholders of SuperBac other than the Founder will, directly or indirectly, contribute their SuperBac shares into Newco in exchange for newly issued Class A ordinary shares of Newco, and (ii) the Founder will, directly or indirectly, contribute his SuperBac shares into Newco in exchange for newly issued Class B ordinary shares of Newco, in each case, as and to the extent contemplated by the Investment Agreement (the “Pre-Closing Exchange”) and, after giving effect to the Pre-Closing Exchange, SuperBac will become a direct subsidiary of Newco in which Newco owns at least ninety-five percent (95%) of the Company Shares then outstanding (on a fully diluted basis).

The form of Investment Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and the foregoing description of the form of Investment Agreement is qualified in its entirety by reference thereto.

XAPC shall file an amendment to this Current Report on Form 8-K in the event that the Investment Agreement is not entered into on the business day following the execution and delivery of the Business Combination Agreement.

Registration Rights Agreement

Concurrently with the closing of the Acquisition Merger, PubCo, the Sponsor, XPAC and certain Existing Company Shareholders shall enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”), to amend and restate that certain registration rights agreement, dated as of July 29, 2021. As a result, the holders of registrable securities will be able to make a written demand for registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or a portion of their registrable securities, subject to certain limitations so long as such demand includes a number of registrable securities with a total offering price in excess of $20.0 million. Any such demand may be in the form of an underwritten offering, it being understood that, subject to certain exceptions, PubCo shall not be required to conduct more than six underwritten offerings in any 12-month period. In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by PubCo subsequent to the closing of the Acquisition Merger. PubCo will also commit to file a resale shelf registration statement on Form F-1 that includes, among other things, the Shareholder Merger Consideration (as defined in the Business Combination Agreement) held by signatories to the Registration Rights Agreement within 30 days after closing of the Acquisition Merger.

The form of the Registration Rights Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and the foregoing description of the form of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Assignment, Assumption and Amendment Agreement

Immediately prior to the Initial Merger Effective Time, PubCo, XPAC and the warrant agent thereunder shall enter into an assignment assumption and amendment agreement (the “Assignment, Assumption and Amendment Agreement”) pursuant to which, among other things, XPAC will assign to PubCo all of its rights, interests, and obligations in and under the Warrant Agreement dated as of July 29, 2021 by and between XPAC and the warrant agent thereunder (the “Warrant Agreement”).

The form of the Assignment, Assumption and Amendment Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K and the foregoing description of the form of the Assignment, Assumption and Amendment Agreement is qualified in its entirety by reference thereto.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filing of XPAC under Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

On April 25, 2022, XPAC and SuperBac issued a joint press release announcing the execution of the Business Combination Agreement and the Transactions contemplated thereby. The press release is furnished as Exhibit 99.1 to this Current Report.

An investor presentation that XPAC and SuperBac have prepared for use in connection with the business combination is furnished as Exhibit 99.2 to this Current Report.

The form of notice to the shareholders of SuperBac for the extraordinary general meeting of SuperBac for the purposes of seeking the approval of the shareholders of SuperBac for the Business Combination Agreement is furnished as Exhibit 99.3 to this Current Report.

Additional Information about the Proposed Business Combination and Where to Find It

The proposed business combination will be submitted to the shareholders of XPAC for their consideration. It is expected that PubCo will file a registration statement on Form F-4 (the “Registration Statement”) with the SEC within the next two months. The Registration Statement will include preliminary and definitive proxy statements to be distributed to XPAC’s shareholders in connection with XPAC’s solicitation for proxies for the vote by XPAC’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, XPAC will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. XPAC’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, and documents incorporated by reference therein filed in connection with XPAC’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about XPAC, SuperBac and PubCo and the proposed business combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by XPAC, without charge, at the SEC’s website located at www.sec.gov or by written request sent to 55 West 46th Street, 30th Floor, New York, NY 10036.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

XPAC, SuperBac, PubCo and certain of their respective directors, executive officers and other members of management, employees and consultants may, under SEC rules, be deemed to be participants in the solicitations of proxies from XPAC’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of XPAC’s shareholders in connection with the proposed business combination will be set forth in XPAC’s proxy statement / prospectus when it is filed with the SEC. You can find more information about XPAC’s directors and executive officers and their respective interests in XPAC in XPAC’s final prospectus that forms a part of XPAC’s Registration Statement on Form S-1 (Reg No. 333-256097), filed with the SEC pursuant to Rule 424(b)(4) on August 2, 2021 (the “Prospectus”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This communication relates to a potential financing through a private placement of common stock of a newly formed holding company to be issued in connection with the transaction. This communication shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, or an applicable exemption from the registration requirements thereof.

Forward-Looking Statements

The information in this communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “predict”, “should”, “would”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding XPAC’s, SuperBac’s, and PubCo’s estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to product development, commercialization, commercial models, business growth and expansion, as well as discussion of SuperBac’s business plan in general, potential benefits of the transaction, potential financings to be obtained by SuperBac in the ordinary course of business or any equity or debt financings to be obtained in connection with the business combination and the satisfaction of conditions to closing of the business combination, including the Minimum Cash Condition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of XPAC’s, SuperBac’s and PubCo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of XPAC, SuperBac and PubCo.

These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in the Prospectus, and XPAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2021, in each case, under the heading “Risk Factors,” and other documents that XPAC has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that XPAC, SuperBac and PubCo do not presently know or that XPAC, SuperBac, and PubCo do not currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XPAC’s, SuperBac’s, and PubCo’s expectations, plans or forecasts of future events and views as of the date of this press release. XPAC, SuperBac, and PubCo anticipate that subsequent events and developments will cause XPAC’s, SuperBac’s, and PubCo’s assessments to change. However, while XPAC, SuperBac and PubCo may elect to update these forward-looking statements at some point in the future, XPAC, SuperBac and PubCo specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing XPAC’s, SuperBac’s or PubCo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

2.1	Business Combination Agreement, dated as of April 25, 2022, by and among PubCo, XPAC, Merger Sub 1, Merger Sub 2, and SuperBac*

10.1	Sponsor Support Agreement, dated as of April 25, 2022, by and among SuperBac, XPAC, PubCo and the Sponsor

10.2	Voting and Support Agreement dated as of April 25, 2022, by and among SuperBac, PubCo, XPAC and the Existing Company Shareholders*

10.3	Lock-up Agreement dated as of April 25, 2022, by and among the Existing Company Shareholders

10.4	Form of Investment Agreement*

10.5	Form of Registration Rights Agreement

10.6	Form of Assignment, Assumption and Amendment Agreement

99.1	Joint Press Release, dated as of April 25, 2022.

99.2	Investor Presentation

99.3	Notice to Shareholders of Extraordinary General Meeting of SuperBac (English translation)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to these exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2022

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Chu Chiu Kong
Chief Executive Officer and Chairman of the Board of Directors